UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2009

Commission file number:  333-152398

Niusule Biotech Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	26-2401986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2533 North Carson Street, Carson City, NV	89706-0242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  775-887-4880

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2009, we formally signed an employment agreement with Ping Huang, age 30, as our CFO.  Date From July 2009 to October 2009, he was a consultant to PIEPS, Inc. an Investment Advisory firm.  Between July 2002 and July 2009, he was a student.  From August 2001 to July 2002, he was Business Analyst for Beijing Kawin Biotechnology Co.  He received a Ph.D./University of Alabama at Birmingham/Aug. 2002-Aug. 2007 and an M.B.A/ University of California, Los Angeles/ Sep.2007-Jun. 2009.

In November 2009, we also retained Pei Pei, age 33, as Chief Marketing Officer of Niusule Bioengineering (Hangzhou) Co. Ltd., our China subsidiary.  From May 2006 to December 2008, he was Marketing Manager of Zhejiang at Shanghai Longbin Biotechnology Co.,Ltd., a Pharmaceutical/bioengineering company.  From February 2004 to May 2006, he was Manager of Zhejiang Branch, Beijing Sinceretime Pharmaceutical Company, a Pharmaceutical/bioengineering company.  From September 2001 to December 2003, he was Sales Director of Shanghai Asia Pioneer Pharmaceutical Co., Ltd., a Pharmaceutical/bioengineering company.  He has a college degree from China University of Geosciences.

In November 2009, Guojun Huang resigned as Manager of our China subsidiary.

Legal Proceedings

Neither Ping Huang nor Pei Pei has not been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Employment Agreement for Ping Huang

The term of the Agreement shall commence as of November 1, 2009 and shall continue for 12 months, unless earlier terminated in accordance with the Agreement.  Beginning on the first two months will be the probation period to determine if we can cooperate together, the salary is $3,250.00 per month. After the probation period, the third month salary is $4,000.00 until the twelve months. On the salary stock option part, the amount is 5300 shares per month. The stock option will be issued to Mr. Ping Huang at the end of twelve months employment period.

Exhibits

10	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NIUSULE BIOTECH CORP.

Date: November 9, 2009	By:	/s/ Qinghua Hu
Qinghua Hu,
Chairman